                        NEWPORT NEWS SHIPBUILDING INC.

                            OFFER TO EXCHANGE
                                ALL OUTSTANDING
                   $200,000,000 8 5/8% SENIOR NOTES DUE 2006
                  ($200,000,000 PRINCIPAL AMOUNT OUTSTANDING)
                                      FOR
                   $200,000,000 8 5/8% SENIOR NOTES DUE 2006
                                      AND
                                ALL OUTSTANDING
            $200,000,000 9 1/4% SENIOR SUBORDINATED NOTES DUE 2006
                  ($200,000,000 PRINCIPAL AMOUNT OUTSTANDING)
                                      FOR
            $200,000,000 9 1/4% SENIOR SUBORDINATED NOTES DUE 2006

                                                         February 11, 1997

To Brokers, Dealers, Commercial
Banks, Trust Companies and
Other Nominees:

  We are enclosing herewith an offer by Newport News Shipbuilding Inc., a Delaware corporation (the "Company"), upon the terms and subject to the conditions set forth in the Prospectus dated February 11, 1997, and the related Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange: (i) $1,000 principal amount of its new 8 5/8% Senior Notes due 2006 for each $1,000 principal amount of its outstanding 8 5/8% Senior Notes due 2006 and (ii) $1,000 principal amount of its new 9 1/4% Senior Subordinated Notes due 2006 for each $1,000 principal amount of its outstanding 9 1/4% Senior Subordinated Notes due 2006. The new Senior Notes and the new Senior Subordinated Notes are referred to herein as the "New Notes," and the outstanding Senior Notes and the outstanding Senior Subordinated Notes are referred to herein as the "Old Notes."

  The form and terms of the New Senior Notes and the New Senior Subordinated Notes are substantially identical to the form and terms of the Old Senior Notes and the Old Senior Subordinated Notes, respectively, except that the New Notes have been registered under the Securities Act of 1933, as amended (the "Securities Act").

  We are asking you to contact your clients for whom you hold Old Notes registered in your name (or in the name of your nominee) or who hold Old Notes registered in their own names. Please bring the Exchange Offer to their attention as promptly as possible.

  The Exchange Offer will expire at 5:00 p.m., New York City time, on March 13, 1997, unless extended (the "Expiration Date"). The Company will accept for exchange any and all Old Notes validly tendered and not withdrawn on or prior to the Expiration Date. The Exchange Offer provides a procedure for holders to tender the Old Notes by means of guaranteed delivery.

  Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, New Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder or beneficial owner thereof (other than any such holder or beneficial owner which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act of 1933, or a "broker" or "dealer" registered under the Securities Exchange Act of 1934, as amended) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's or beneficial owner's business and that such holder or beneficial owner is not engaged in, does not intend to engage in and has no arrangement or understanding with any person to participate in the distribution of such New Notes.

  Old Notes may be tendered only in integral multiples of $1,000 principal amount. The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered. See "The Exchange Offer" in the Prospectus.

  For your information and for forwarding to your clients, we are enclosing the following documents:

    1. The Prospectus, dated February 11, 1997.

    2. The Letter of Transmittal for your use and for the information of your clients, including Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9 (included in Letter of Transmittal instruction number 5).

    3. The Notice of Guaranteed Delivery to be used to accept the Exchange Offer if the Old Notes, the Letter of Transmittal, or any other required documents cannot be delivered to the Exchange Agent on or prior to the Expiration Date.

    4. A printed form of letter which may be sent to your clients for whose accounts you hold Old Notes registered in your name or in the name of your nominee, with space for obtaining such client's instructions with regard to the Exchange Offer.

         WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

  NEITHER THE COMPANY NOR ANY OF ITS DIRECTORS OR EXECUTIVE OFFICERS MAKES ANY RECOMMENDATION TO ANY NOTEHOLDERS AS TO WHETHER TO TENDER ALL OR ANY OLD NOTES. EACH NOTEHOLDER MUST MAKE HIS OR HER OWN DECISION AS TO WHETHER TO TENDER OLD NOTES AND, IF SO, THE PRINCIPAL AMOUNT OF OLD NOTES TO TENDER. NOTEHOLDERS ARE URGED TO CAREFULLY READ THE PROSPECTUS IN ITS ENTIRETY.

  Any inquiries you may have with respect to the Exchange Offer may be addressed to, and additional copies of the enclosed materials may be obtained from, the Exchange Agent at the following telephone number: (212) 815-6333.

                                          Very truly yours,

                                          Newport News Shipbuilding Inc.

  NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU AS THE AGENT OF THE COMPANY, THE EXCHANGE AGENT OR THE DEPOSITORY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED HEREIN.

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